EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77Q1(a):
  (1) Amended By-laws
  (2) Articles of Amendment
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EXHIBIT A:

(1)              Amendment to the By-Laws
                             of
   Credit Suisse Institutional U.S. Core Fixed Income Fund, Inc.

Pursuant to Article VIII of the By-Laws of Credit Suisse
Institutional U.S. Core Fixed Income Fund, Inc., the name has changed to Credit Suisse Institutional Fixed Income Fund, Inc.
Dated the 2nd day of July, 2001




(2)                   ARTICLES OF AMENDMENT
                               OF
                    ARTICLES OF INCORPORATION
                               OF
    CREDIT SUISSE INSTITUTIONAL U.S. CORE FIXED INCOME FUND, INC.

CREDIT SUISSE INSTITUTIONAL U.S. CORE FIXED INCOME FUND, INC.
(the "Corporation"), a corporation organized and existing under and by virtue of the Maryland General Corporation Law, hereby certifies that:

FIRST: Article II of the Charter of the Corporation is amended to read as follows:

                        "ARTICLE II

                            NAME

The name of the corporation is Credit Suisse Institutional
Fixed Income Fund, Inc."

SECOND: The amendment is limited to a change expressly permitted by 2-605 of the Maryland General Corporation Law to be made without action by the stockholders, the amendment was approved by a majority of the entire Board of Directors and that the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.
THIRD: The above amendment to the Charter shall become effective as of July 2, 2001.
IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment and do hereby acknowledge that these Articles of Amendment are the act and deed of the Corporation and, under penalty of perjury, to the best of the knowledge, information and belief of each of them, the matters and facts contained herein with respect to authorization and approval are true in all material respects.

DATE: June 29th , 2001
    /s/Hal Liebes
Hal Liebes
Vice President and Secretary

ATTEST:
/s/Gregory N. Bressler
Gregory N. Bressler
Assistant Secretary